FUN TYME CONCEPTS, INC.
                                 290 Wild Avenue
                          Staten Island, New York 10314

                   NOTICEOF ANNUAL MEETING OF SHAREHOLDERS To
                           Be Held on August 18, 1998


To the Shareholders of FUN TYME CONCEPTS, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of FUN TYME CONCEPTS, INC. (the "Company") will be held at Klarman & Associates at 14 East 60th Street, Suite 402, New York, New York 10022 on Tuesday, August 18, 1998, at 10:00 a.m., New York time, for the following purposes:

     1. To elect three Directors to the Company's Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified;

     2. To vote on the proposal to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 10 million to 50 million;

     3. To vote on the proposal to amend the Company's Certificate of Incorporation to effect a change of the Company's name from Fun Tyme Concepts, Inc. to Diversicon Holdings Corp.;

     4. To vote on the proposal to reverse-split the Company's outstanding shares of Common Stock on a 1 for 4 basis;

     5. To vote on the proposal to authorize a change of the Company's domicile (state of incorporation) from New York to Delaware;

     6. To vote on the proposal to authorize an amendment to the Company's Senior Management Incentive Plan to increase the number of shares of common stock authorized thereunder from 150,000 to 1,000,000; and

     7. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     The close of business on July 7, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Company, in writing, prior to the Annual Meeting of Shareholders.

                                              By order of the Board of Directors
                                                        Richard Rosso, Secretary
Dated: July 28, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                             FUN TYME CONCEPTS, INC.
                                 290 Wild Avenue
                          Staten Island, New York 10314

                                 PROXY STATEMENT

                                       FOR

                         Annual Meeting of Stockholders
                          To Be Held on August 18, 1998

         This proxy statement and the accompanying form of proxy were mailed on July 28, 1998 to the stockholders of record on July 7, 1998 of Fun Tyme Concepts, Inc. (the "Company"), a New York corporation, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held at 10:00 a.m., on August 18, 1998, at the offices of Klarman & Associates, 14 East 60th Street, Suite 402, New York, New York 10022, and at any adjournment thereof.

                         Proposals By Stockholders Must
                      Be Received Pursuant To This Section

         Any and all proposals of security holders intended to be presented at the next annual meeting of the Company, must be received by the Company at its principal executive offices located at 290 Wild Avenue, Staten Island, New York 10314, on or prior to March 30, 1999.

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         Shares of the Company's common stock, par value $.001 per share (the "Common Stock") represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted FOR (i) the election of the three (3) persons nominated by the Board of Directors as Directors; (ii) the proposal to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 10 million to 50 million; (iii) the proposal to amend the Company's Certificate of Incorporation to effect a change of the Company's name from Fun Tyme Concepts, Inc. to Diversicon Holdings Corp.; (iv) the proposal to reverse split the Company's outstanding shares of Common Stock on a 1 for 4 basis (1 new share for every 4 shares presently owned); (v) the proposal to authorize a change of the Company's domicile (state of incorporation) from New York to Delaware; and (vi) the proposal to authorize an amendment to the Company's Senior Management Incentive Plan to increase the number of shares co common stock authorized thereunder from 150,000 to 1,000,000.

         Any such proxy may be revoked at any time before it is voted. A stockholder may revoke this proxy by notifying the Secretary of the Company either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. An affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy, at the Annual Meeting and entitled to vote thereon is required to elect the Directors. A stockholder voting through a proxy who abstains with respect to the election of Directors is considered to be present and entitled to vote on the election of Directors at the meeting, and is in effect a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of Directors shall not be considered present and entitled to vote on the election of Directors. A stockholder voting through a proxy who abstains with respect to approval of any other matter to come before the meeting is considered to be present and entitled to vote on that matter and is in effect a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any such matter shall not be considered present and entitled to vote thereon.

         The Company will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain Directors to solicit proxies from stockholders in person and by mail, telegram, and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of the Company's Common Stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

         The Company's Annual Report on Form 10-KSB for the year ended March 31, 1998 accompanies this proxy statement. The principal executive offices of the Company are located at 290 Wild Avenue, Staten Island, New York 10314 the Company's telephone number is (718) 477-2733.

Independent Public Accountants

     The Board of Directors of the Company had selected J.H. Cohn, LLP, as independent accountants of the Company for the calendar year ending March 31, 1998. Stockholders are not being asked to approve such selection because such approval is not required. The audit services provided by J.H. Cohn, LLP., consisted of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of J.H. Cohn, LLP are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and answer appropriate questions.

                    VOTING SECURITIES AND SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The securities entitled to vote at the meeting are the Company's Common Stock, $.01 par value per share. The presence, in person or by proxy, of a majority of shares entitled to vote will constitute a quorum for the meeting. Each share of Common Stock entitles its holder to one vote on each matter submitted to stockholders. The close of business on July 7, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. At that date, 9,991,965 shares of Common Stock were outstanding. Voting of the shares of Common Stock is on a non-cumulative basis.

     The following table sets forth certain information at July 24, 1998 with respect to the beneficial ownership of Common Stock held by (i) each person known by the Company to be the owner of 5% or more of the outstanding Common Stock; (ii) by each Director; and (iii) by all Officers and Directors as a group. Except as otherwise indicated below, each named beneficial owner has sole voting and investment power with respect to the shares of Common Stock listed:


Title             Name and Address                                  Amount and Nature               Percentage of
of Class          of Beneficial Owner                               of Beneficial Ownership (1)     Class (2)
--------          -------------------                               ---------------------------     ---------

common            Daniel Catalfumo (3)                              151,365                         1.5%
stock             c/o Fun Tyme Concepts, Inc.
                  290 Wild Avenue
                  Staten Island, New York 10314

common            Richard Rosso (4)                                   6,278                         *
stock             c/o Fun Tyme Concepts, Inc.
                  290 Wild Avenue
                  Staten Island, New York 10314

common            Anthony DiMatteo (5)                                    0                         *
stock             c/o Fun Tyme Concepts, Inc.
                  290 Wild Avenue
                  Staten Island, New York 10314

common            BBS Holdings, LLC                               8,152,000                        81.6%
stock             c/o Fun Tyme Concepts, Inc.
                  290 Wild Avenue
                  Staten Island, New York 10314

common            All Officers and Directors                        157,643                         1.6%
stock             as a group (5 persons) (3)-(5)
----------------------------------------------------------------------------

*       Less than 1%

     (1) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants, are deemed outstanding in determining the number of shares beneficially owned by such person or group.

     (2) The "Percentage Beneficially Owned" is calculated by dividing the "Number of Shares Beneficially Owned" by the sum of (i) the total outstanding shares of Common Stock of the Company, and (ii) the number of shares of Common Stock that such person has the right to acquire within 60 days, whether by exercise of options or warrants. The "Percentage Beneficially Owned" does not reflect shares beneficially owned by virtue of the right of any person, other than the person named and affiliates of the person, to acquire them within 60 days, whether by exercise of options or warrants.

     (3) Includes an aggregate of 151,365 shares of Common Stock owned by members of Mr. Catalfumo's family, of which Mr. Catalfumo disclaims beneficial ownership. Does not include the shares owned by BBS Holdings, in which a trust of which Mr.Catalfumo is the grantor and his family is the beneficiary, owns a 10% interest.

     (4) Includes 6,278 shares of Common Stock owned by Mr. Rosso's parents, of which Mr. Rosso disclaims beneficial ownership. Does not include the shares owned by BBS Holdings, in which a trust of which Mr. Rosso is the grantor and his family is the beneficiary, owns a 10% interest.

     (5) Mr. DiMatteo owns 20% of BBS Holdings, the majority stockholder of the Company. Messrs. Catalfumo, Rosso & DiMatteo are managers of BBS Holdings, of which Messrs. Catalfumo and Rosso represent trusts in which they are the trustees.

Certain Reports

         No person who, during the year ended March 31, 1998, was a director, officer or beneficial owner of more than ten percent of the Company's Common Stock (which is the only class of securities of the Company registered under Section 12 of the Securities Exchange Act of 1934 (the "Act") (a "Reporting Person") failed to file on a timely basis, reports required by Section 16 of the Act during the most recent fiscal year or prior years, except that Dan Catalfumo and Richard Rosso failed to file Form 4's upon consummation of the acquisition of Play Co. Capital Corp. in May 1998 and the failure of Russell C. Murawski and Anthony DiMatteo, officers of the Company, and Herbert P. Marks, former officer of the Company, to file Form 3's upon their election. The foregoing is based solely upon a review by the Company of Forms 3 and 4 during the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any representation received by the Company from any reporting person that no Form 5 is required, except as described herein.


                               RECENT DEVELOPMENTS

     On July 23, 1998, Herbert P. Marks resigned as President, Chief Executive Officer, and Director of the Company. On such date, Daniel Catalfumo, the Company's Executive Vice President and Chief Operating Officer was appointed President and Chief Executive Officer by the Board of Directors. Concurrently, Richard Rosso, the Company's Executive Vice President of Entertainment and Secretary, was appointed Executive Vice President and Chief Operating Officer. The Company currently has no plans to fill the vacancy on the Board of Directors created by Mr. Marks resignation.

     Effective May 28, 1998, the Company entered into a stock purchase agreement (the "Acquisition") with Play Co. Capital Corp., a Delaware corporation, BBS Holdings, LLC ("BBS Holdings"), a limited liability company organized under the laws of the state of Delaware, the members of BBS Holdings, Anthony DiMatteo, and LD Trust, a trust formed under the laws of the state of Delaware, CAT L.L.C., a limited liability company and RICH L.L.C., a limited liability company, whereby, BBS Holdings acquired an aggregate of 8,152,000 shares or approximately 81.6% of Company's common stock, par value $.001 per share (the "Common Stock"), of which Company issued 7,230,000 shares directly to BBS Holdings in exchange for all of the outstanding shares of Play Co. Capital Corp. ("PCC"). Simultaneously therewith, CAT L.L.C and RICH L.L.C transferred an aggregate of 922,000 shares of Company's Common Stock to BBS Holdings for a 20% ownership interest therein.

     Prior to the exchange of shares in the Acquisition, Daniel Catalfumo and Richard Rosso each transferred 461,000 shares of the Company's Common Stock to CAT L.L.C. and RICH L.L.C., respectively, companies formed by Daniel Catalfumo and Richard Rosso, Officers of the Company.

     Since the Acquisition of PCC and certain other concurrent transactions resulted in the transfer of an approximate 81.6% controlling interest in the Company to BBS Holdings, the Acquisition will be treated as a purchase business combination, effective May 28, 1998, that will be accounted for as a "reverse acquisition" in which the Company shall be the legal acquirer and PCC will be accounting acquirer. Accordingly, the assets and liabilities of PCC will be accounted for at their historical carrying values and the assets and liabilities of the Company will be valued at their fair values with the excess of BBS Holdings' cost over the fair value of the Company's assets, if any, allocated to goodwill.


     It is expected that the following will be considered at the meeting and action taken thereon:

                            I. ELECTION OF DIRECTORS

         The Board of Directors currently consists of three members elected for a term of one year and until their successors are duly elected and qualified.

         An affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, and entitled to vote thereon is required to elect the Directors. All proxies received by the Board of Directors will be voted for the election as Directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur.

         The following table sets forth as of June 30, 1998 certain information with respect to the three nominees for election as Directors of the Company:

         NAME                                        AGE               POSITION

         Daniel Catalfumo                            41                President, Chief Executive Officer, and Director

         Anthony DiMatteo                            47                Executive Vice President of Sales
                                                                       and Marketing and Director

         Richard Rosso                               41                Executive Vice President, Chief Operating Officer, Secretary,
                                                                       and Director


     In conjunction with the Acquisition, the Company's Board of Directors was expanded from three members to four members, and a vacancy on the board was filled. Upon the resignation of Herbert P. Marks from the Board of Directors in July 1998, a vacancy on the Board of Directors was created. The Company currently has no plans to fill this vacancy.

     Daniel Catalfumo has been a Director of the Company since its inception in 1993. From the Company's inception until May 1998, he was also the Company's Chief Executive Officer and President. In May 1998, upon the appointment of Herbert P. Marks as President and Chief Executive Officer, Mr. Catalfumo was named Chief Operating Officer and Executive Vice President. Upon Mr. Marks resignation as President and Chief Executive Officer in July 1998, Mr. Catalfumo was reappointed President and Chief Executive Officer. From 1982 to November 1994, Mr. Catalfumo was the sole shareholder, Officer, and Director of Professional Tile Contracting Co., a tile contracting company located in Brooklyn, New York.

     Anthony DiMatteo was elected as a director of the Company and appointed Executive Vice President of Sales and Marketing in May 1998. Since 1972, Mr. DiMatteo served as Executive Vice President of Sales and Marketing for Four Color Litho, Inc., a lithograph plating facility servicing the financial and commercial printing community of New York and New Jersey. From 1992 to 1995, Mr. DiMatteo also served as a director of Leadville Milling & Mining Corp., a Colorado based gold and silver mining company. Mr. DiMatteo voluntarily resigned his directorship in 1995. Mr. DiMatteo shall devote 90% of his business time to the affairs of the Company.

     Richard Rosso has been the Secretary, a Vice President, and a Director of the Company since its inception in 1993. From the Company's inception until May 1998, Mr. Rosso was also Treasurer. In May 1998, Mr. Rosso was appointed Executive Vice President of Entertainment and Administrative Coordinator. In July 1998, Mr. Rosso was appointed Executive Vice President and Chief Operating Officer. From 1983 to November 1994, Mr. Rosso was the owner of Dynamic Dental Labs located in Brooklyn, New York. Mr. Rosso operated Dynamic Dental Labs, which serviced over 1,000 area dentists for over ten years.

     As permitted under the New York Business Corporations Law, the Company's Certificate of Incorporation eliminates the personal liability of the Directors to the Company or any of its shareholders for damages for breaches of their fiduciary duties as Directors. As a result of the inclusion of such provision, stockholders may be unable to recover damages against Directors for negligent or grossly negligent actions which Directors may take or for Directors' actions which violate their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against Directors and other types of shareholder litigation.

Board Meetings, Committees, and Compensation

         During the year ended March 31, 1998, no meetings of the Board of Directors were held and action was taken on 5 occasions by unanimous written consent of the Board of Directors in lieu of meeting. The Company does not pay its Directors for their attendance at meetings of the Board of Directors and committee meetings. The Company does not have standing audit, nominating, nor compensation committees of the Board of Directors, nor any other such committee performing similar functions.

         The Board of Directors recommends that you vote "FOR" the nominees for Director.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Summary of Cash and Certain Other Compensation

         The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(6) of Regulation S-B) compensation awarded or paid by the Company during the years ended March 31, 1998, 1997, and 1996 to each of the named Executive Officers of the Company.

                                            Summary Compensation Table

                                            Annual Compensation                                Long-Term Compensation
                                                                                                          Restricted    Shares
Name and Principal       Year End                                                   Other Annual          Stock         underlying
Position                 March 31    Salary ($)              Bonus ($)              Compensation ($)      Award(s) ($)  Options (#)
-----------------------  --------    ----------              ---------              ----------------      ------------  -----------

Daniel Catalfumo         1998         121,000                $1,000 (1)             $12,000 (2)           $18,700 (3)        -
President and            1997         110,000                $1,000 (1)             $12,000 (2)              -             30,000(4)
 Director                1996         75,489                     -                         -                 -               -

Richard Rosso            1998         121,000                $1,000 (1)             $12,000 (2)           $18,700 (3)        -
 Vice President, Sec.,   1997         110,000                $1,000 (1)             $12,000 (2)              -             30,000(4)
 Treas., and Director    1996          86,553                    -                         -                 -               -
--------------------------


     (1) In December 1996, and December 1997, the Company issued a $1,000 cash bonus to each Officer. The Company did not meet the financial requirements for bonuses to be issued under their employment agreements. The Company leases automobiles, at approximately $1,000 per month for Messrs. Catalfumo and Rosso.

     (2) On December 20, 1997, the Company granted Messrs. Catalfumo and Rosso 100,000 shares of restricted Common Stock. The value of such stock on that date was ($.187), as reported by a market maker on December 17, 1997, the most recent day prior to December 20th on which the Company's securities traded.

     (3) In December 1996, the Company granted Messrs. Catalfumo and Rosso options each to purchase 5,000 shares of the Company's Common Stock at an exercise price of $0.62 per share. In March 1997, the Company granted Messrs. Catalfumo and Rosso options each to purchase 25,000 shares of the Company's Common Stock at an exercise price of $0.69 per share. Such options were voluntarily cancelled in June 1998.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

====================================================================================================================================

                                            Individual Grants
------------------------------------------------------------------------------------------------------------------------------------

(a)                              (b)                           (c)                      (d)                     (e)

                                                               % of Total
                                 # of Securities               Options/SAR's Granted to
                                 underlying                    Employees in  Fiscal YearExercise or
                                 Options/SAR's Granted                                  Base                    Expiration Date
Name                                                                                    Price ($/SH)
------------------------------------------------------------------------------------------------------------------------------------

Richard Rosso                     25,000 (1)                              50%           $.69                     03/31/02
                                   5,000 (1)                                            $.62                     12/30/01
====================================================================================================================================

Daniel Catalfumo                  25,000 (1)                              50%           $.69                     03/31/02
                                   5,000 (1)                                            $.62                     12/30/01
====================================================================================================================================

     In June 1998, these options were voluntarily cancelled.

     The following table contains information with respect to employees of the Corporation concerning options held as of March 31, 1997.


               AGGREGATED OPTION/SAR EXERCISE IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

====================================================================================================================================

(a)                              (b)                    (c)                      (d)                       (e)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                           Value of
                                                                                 Number of                 Unexercised
                                                                                 Unexercised               In-The-Money)
                                                                                 Options/SAR's             Options/SAR's
                                                                                 Unexerciseable            at FY-End ($)
                                 Shares Acquired on                              Exerciseable/             Exerciseable/
                                 Exercise (#)           Value Realized ($)       Unexerciseable            Unexerciseable (1)
                                 ------------                 ------------       --------------            ------------------
Name

------------------------------------------------------------------------------------------------------------------------------------
                                                                                 25,000/0 (2)              0/0
Richard Rosso                          -                        -                  5,000/0 (2)             350/0
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 25,000/0 (2)              0/0
Daniel Catalfumo                       -                        -                  5,000/0 (2)             350/0
====================================================================================================================================

Based upon the closing price for the Common Stock on March 31, 1997 ($.69), as reported by a market maker. In June 1998, these options were voluntarily cancelled.


Employment and Consulting Agreements

     In April 1995, the Company entered into employment agreements with both of its Officers, Mr. Catalfumo and Mr. Rosso. Such Officers are employed full time by the Company and pursuant to the terms of their agreements, shall receive compensation at a rate of $100,000 annually, with yearly escalations during the term of the agreement. The agreements are of five year duration and expire in April 2000. Pursuant to the terms of the agreements, Messrs. Catalfumo and Rosso are to receive yearly bonuses in an amount equal to (i) five percent (5%) of the Company's first $200,000 of after-tax profit; (ii) seven and one half percent (7 1/2%) of the Company's next $200,000 to $400,000 of after-tax profit; and (iii) ten percent (10%) of any after-tax profit over $400,000.

     In December 1997, the Company entered into a consulting agreement with Herbert P. Marks and Russell C. Murawski to provide financial and management advice and counsel to the Company. Through June 15, 1998, the Company compensated Messrs. Marks and Murawski $45,000 and $9,182, respectively, under the agreement. Subsequent to the agreement, Messrs. Marks and Murawski were named as Officers of the Company. Accordingly, the consulting agreement was terminated in June 1998 and beginning July 1998, the Company commenced compensating Messrs. Marks and Murawski for their services as officers of the Company. On July 23, 1998, Mr. Marks resigned as President, Chief Executive Officer, and Director of the Company.

1995 Senior Management Incentive Plan

     In February 1995, the Board of Directors adopted the Senior Management Incentive Plan ("the Management Plan") which was adopted by shareholder consent. The Management Plan currently provides for the issuance of up to 150,000 shares of the Corporation's Common Stock in connection with the issuance of stock options and other stock purchase rights to executive Officers and other key employees of the Company.

     The adoption of the  Management  Plan was prompted by the Company's  desire
(i) to attract and retain qualified personnel, whose performance is expected to have a substantial impact on the Company's long-term profit and growth potential, by encouraging those persons to acquire equity in the Corporation; and (ii) to provide the Board with sufficient flexibility regarding the forms of incentive compensation which the Company will have at its disposal in rewarding executive Officers, key employees, and consultants without unnecessarily depleting the Company=s cash reserves. The Management Plan is designed to augment the Company=s existing compensation programs and is intended to enable the Company to offer executives, key employees, and consultants a personal interest in the Company's growth and success through the grant of stock options and/or other rights pursuant to the Management Plan. It is contemplated that only those executive management employees (generally the Chairman of the Board, Vice Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, and Vice President of the Company), key employees, and consultants who perform services of special importance to the Company will be eligible to receive compensation under the Management Plan. As of the date hereof, the Company's Officers and Directors number only four: Messrs. Catalfumo, DiMatteo, Murowski, and Rosso.

     A total of 150,000 shares of Common Stock have been reserved for issuance under the Management Plan. Pursuant to the Management Plan, options to purchase an aggregate of 30,000 shares were granted to each of Messrs. Catalfumo and Rosso. In June 1998, these options were voluntarily terminated. It is anticipated that awards made under the Management Plan will be subject to three year vesting periods, although the vesting periods are subject to the discretion of the Administrator.

     Unless otherwise indicated, the Management Plan is to be administered by the Board of Directors or a committee of the Board, if such a committee is appointed for this purpose (the Board or such committee, as the case may be, shall be referred to in the following description as "the Administrator"). Subject to the specific provisions of the Management Plan, the Administrator will have the discretion to determine (i) the recipients of the awards; (ii) the nature of the awards to be granted; (iii) the dates such awards will be granted;
(iv) the terms and conditions of the awards; and (v) the interpretation of the Management Plan, except that any award granted to any employee of the Company who is also a Director of the Company shall also be subject - in the event the persons serving as members of the Administrator of the Management Plan at the time such award is proposed to be granted do not satisfy the requirements regarding the participation of "disinterested persons" set forth in Rule 16b-3 ("Rule 16b-3") promulgated under the Exchange Act - to the approval of an auxiliary committee consisting of not less than two individuals who are considered "disinterested persons" as defined under Rule 16b-3. As of the date hereof, the Company has not yet determined who will serve on such auxiliary committee, if one is required.

     The Management Plan generally provides that, unless the Administrator determines otherwise, each option or right granted shall become exerciseable in full upon certain "change of control" events as described in the Management Plan, or subject to any right or option granted under the Management Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise), the Administrator will make appropriate adjustments to such plans and the classes, number of shares, and price per share of stock subject to outstanding rights or options. Generally, the Management Plan may be amended by action of the Board of Directors, except that any amendment which (i) would increase the total number of shares subject to such plan; (ii) extend the duration of such plan; (iii) materially increase the benefits accruing to participants under such plan; or (iv) change the category of persons who can be eligible for awards under such plan, must be approved by the affirmative vote of a majority of the shareholders entitled to vote. The Management Plan permits awards to be made thereunder until November 2004.

     Directors who are not otherwise employed by the Company will not be eligible for participation in the Management Plan. The Management Plan provides for four types of awards: stock options, incentive stock rights, stock appreciation rights (including limited stock appreciation rights), and restricted stock purchase agreements.

Certain Relationships and Related Transactions

     Prior to the exchange of shares in the acquisition of Play Co. Capital Corp., Daniel Catalfumo and Richard Rosso each transferred 461,000 shares of the Company's Common Stock to CAT L.L.C. and RICH L.L.C., respectively, companies formed by Daniel Catalfumo and Richard Rosso, Officers of the Company. Additionally, trusts formed by Messrs. Catalfumo and Rosso each acquired 10% of BBS Holdings, LLC upon consummation of the Acquisition and their transfer of shares of the Company's Common Stock to BBS Holdings, LLC.

     In December 1996, the Company granted Messrs. Catalfumo and Rosso options each to purchase 5,000 shares of the Company's Common Stock at an exercise price of $0.62 per share. In addition, the Company issued $1,000 bonuses to each of Messrs. Rosso and Catalfumo. In March 1997, the Company granted Messrs. Catalfumo and Rosso each options to purchase 25,000 shares of the Company's Common Stock at an exercise price of $0.69 per share. Both sets of options were exercisable for a period of five years commencing on the date of grant. In June 1998, both sets of options were cancelled.

     From February through April 1997, the Company repurchased an aggregate of 163,535 shares of its Common Stock at a total cost of $113,660.01. The shares were returned to treasury as authorized but unissued.

                 II. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE
                     OF INCORPORATION TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF THE COMPANY'S
                   COMMON STOCK FROM 10 MILLION TO 50 MILLION.

     The Board of Directors has unanimously approved a proposal to amend the Company's Certificate of Incorporation (i) to effect an increase in the authorized number of shares of Common Stock from 10,000,000 to 50,000,000 shares. The full text of the proposed changes to the Company's Certificate of Incorporation have been incorporated into the proposed Certificate of
Incorporation, set forth as Appendix "A" annexed hereto, of the successor Delaware corporation discussed in Proposal V. As of June 30, 1998, there were 9,991,965 shares of Common Stock issued and outstanding, 1,336,465 Common Stock Purchase Warrants (the "Warrants"), and a Senior Management Incentive Plan reserving 150,000 shares of Common Stock for issuance thereunder.

     Presently, the Company does not have a sufficient number of shares of Common Stock authorized in order to issue shares upon the exercise of the outstanding Warrants, though the Warrants are not currently exercisable and the exercise price is significantly higher then the current market price for the Company's Common Stock. However, in the event that the Warrants become exercisable and the market price of the Company's Common Stock is higher then the exercise price ($5.25), the Company will be required to have 1,336,465 shares reserved for issuance upon the exercise of the Warrants.

     The Company desires to aggressively pursue business acquisitions and opportunities, which may include the issuance of additional shares of Common Stock and the expenditure of capital. The Company may require additional capital to sustain operations and for potential acquisitions. The Board of Directors anticipates it will investigate and consider acquisitions, joint venture and similar transactions which may involve a broad range of financial arrangements. The Board of Directors believes that situations will arise where it is necessary or advantageous to accept additional equity investment through the sale of Common Stock. Additionally, the Board believes that the issuance of shares to effect an acquisition, instead of the payment of the Company's operating revenues is in the best interests of the Company.

     The additional shares of Common Stock being authorized by the Amendment would enable the Company to proceed with financing and acquisition opportunities without the delay and expense associated with the holding of a special meeting or soliciting the consent or approval of stockholders as required by any regulatory authority.

     The Company has no current plans, or commitments for the issuance of any Common Stock, except as described herein. However, the Board may consider transactions involving the sale or issuance of Common Stock. Accordingly, the Board of Directors considers it desirable to have additional shares of Common Stock available to provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise.

     The affirmative vote of the holders of a majority of the shares of the Common Stock issued and outstanding on the record date, voting together as a single class, is required for the approval of this proposal. The principal stockholder owning of record, beneficially, directly and indirectly, an aggregate of approximately 81.6% of such shares outstanding on the record date, has agreed to vote in favor of approval of this proposal.

     The Board of Directors deems this Proposal No. II to be in the best interests of the Company and its stockholders and recommends a vote "FOR" approval thereof.

               III. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF
                     INCORPORATION TO EFFECT A CHANGE OF THE
                   COMPANY'S NAME FROM FUN TYME CONCEPTS, INC.
                          TO DIVERSICON HOLDINGS CORP.

     The Board of Directors has unanimously approved a proposal to amend the Company's Certificate of Incorporation to effect a change of the name of the Company from Fun Tyme Concepts, Inc. to Diversicon Holdings Corp.

     The Company has decided to redirect the Company's business focus to include not only its family entertainment business but to include the businesses of its newly acquired subsidiary, Play Co. Capital Corp., of which the Company is the sole stockholder, including ski resort management and jewelry marketing. Additionally, the Company may engage in acquisitions to further diversify its operations. The Company believes its name shall be an integral part of its development, in terms or public recognition of its corporate strategy and product development. As the Company is seeking to refocus its corporate direction and identity, it believes that changing its name is a clear step in that direction.

     Stockholders will not be required to submit their stock certificates for exchange and, following the effective date of the amendment changing the name of the Company, all new stock certificates issued by the Company will either be overprinted with the Company's new name or new certificates issued.

     The affirmative vote of the holders of a majority of the shares of the Common Stock issued and outstanding on the record date, voting together as a single class, is required for the approval of this proposal. The principal stockholder owning of record, beneficially, directly and indirectly, an aggregate of approximately 81.6% of such shares outstanding on the record date, has agreed to vote in favor of approval of this proposal.

     The Board of Directors deems this Proposal No. III to be in the best interests of the Company and its stockholders and recommends a vote "FOR" approval thereof.


                        IV. PROPOSAL TO EFFECT A ONE FOR
                            FOUR REVERSE-STOCK SPLIT

     Management of the Company is of the opinion that a reverse-split of the Company's Common Stock 1 for 4 (1 new share for every 4 old shares) is in the best interests of the Company's shareholders. All fractional shares will be rounded up or down to the nearest whole shares. No cash will be paid for any fractions of shares.

     The reverse-split will be effected by reducing its present issued and outstanding shares from 9,991,965 shares to approximately 2,497,991 shares. The effective date for purposes of calculating the reverse-split would be as soon as practical after the meeting date as the Nasd and the OTC Bulletin Board system could effect the reverse split within its systems. The Company's goal in its change of corporate focus and in its recent acquisition is to build the Company, its assets, profits and overall corporate image. Management of the Company is of the opinion that a reverse-split of the Company's stock 1 for 4 (1 new share for every 4 old shares) is in the best interests of the Company's shareholders. All fractional shares will be rounded up or down to the nearest whole shares. No cash will be paid for any fractions of shares.

     Currently, the Company's Common Stock is quoted on the OTC Bulletin Board, an electronic quotation system. The Company's management, in addition, to its refocus of the Company's operations plans to seek to regain its listing on the Nasdaq SmallCap Stock Market ("Nasdaq"). In order to have its Securities listed on Nasdaq, the Company in addition to meeting the Nasdaq initial listing requirements, will be require on an ongoing basis meet the following maintenance requirements (i) net tangible assets of at least $2,000,000; (ii) at least 500,000 shares in the public float; (iii) a minimum market value for the public float of $1,000,000; (iv) a minimum bid price of $1.00; (v) two market makers; and (vi) at least 300 stockholders. The Company plans to seek representation by an investment banking and investor relations firm which would provide assistance with the Company's financing needs and seek market support for the Company's securities. The Company has negotiated with several firms for these services but has not engage one at this time, though the Company believes that a firm will be engaged in the near future. Through these negotiations, the Company has been informed by these firms that it would be beneficial to do a stock split and increase the share price, in addition to its desire to obtain a Nasdaq listing in the future.

     The reverse-split will be effected by an amendment to the Company's Certificate of Incorporation whereby the Company will reduce its present issued and outstanding shares from 9,788,050 shares to 2,497,991 shares. The record date for purposes of calculating the reverse-split will be the record date of this meeting, and the effective date of the reverse-split will be as soon as practical after the meeting.

     The affirmative vote of the holders of a majority of the shares of the Common Stock issued and outstanding on the record date, voting together as a single class, is required for the approval of this proposal. The principal stockholder owning of record, beneficially, directly and indirectly, an aggregate of approximately 81.6% of such shares outstanding on the record date, has agreed to vote in favor of approval of this proposal.

     The Board of Directors deems this Proposal No. IV to be in the best interests of the Company and its stockholders and recommends a vote "FOR" approval thereof.


                       V. PROPOSAL TO CHANGE THE COMPANY'S
                        DOMICILE (STATE OF INCORPORATION)
                           FROM NEW YORK TO DELAWARE.

General

     The Board of Directors has unanimously approved, and recommends for stockholder approval, the change of the Company's state of incorporation from
New York to  Delaware.  The  transaction  will not  result in any  change in the business management, assets, liabilities, or net worth of the Company. Reincorporation in Delaware will allow the Company to take advantage of certain provisions of the corporate laws of Delaware. The purposes and effects of the proposed transaction are summarized below.

     In order to effect the Company's reincorporation in Delaware, the Company will be merged into a newly formed, wholly-owned subsidiary incorporated in Delaware. The Delaware subsidiary, named Diversicon Holdings Corp. (Delaware) has not engaged in any activities except in connection with the proposed transaction. The mailing address of its principal executive offices and its telephone number are the same as those of the Company. As part of its approval and recommendations of the Company's reincorporation in Delaware, the Board has approved, and recommends to the stockholders for their adoption and approval, the merger pursuant to an agreement and plan of merger pursuant to which the Company will be merged with and into Diversicon Holdings Corp. (Delaware). The full text of the Certificate of Incorporation of the successor Delaware corporation under which the Company's business would be conducted after the merger is set forth as Appendix "A" annexed hereto. The discussion contained in this Proxy Statement is qualified in its entirety by reference to such Appendix.

     The reincorporation of the Company in Delaware through the above-described merger (hereafter referred to as the "Reincorporation") requires approval of the Company's stockholders by the affirmative vote of the holders of two-thirds of all outstanding shares of Common Stock. Stockholders who do not vote for the proposal and who dissent by complying with the procedures required by the New York Business Corporation Law will have the right, if the Reincorporation is consummated, to receive payment of the fair value of their shares. See "Right to Dissent and Appraisal@ below."

     In the following discussion of the proposed Reincorporation, the term "Fun Tyme Concepts, Inc." refers to the Company as currently organized as a New York corporation; the term "Diversicon Holdings Corp." refers to the new wholly owned Delaware subsidiary of Fun Tyme Concepts, Inc. that will be the surviving corporation after the completion of the transaction, and the term "Company" includes either or both, as the context may require, without regard to the state of incorporation.

     Upon stockholder approval of the Reincorporation and upon approval of appropriate certificates of merger by the Secretaries of State of the States of New York and Delaware, Fun Tyme Concepts, Inc. will be merged with and into Diversicon Holdings Corp. (Delaware) pursuant to the Reincorporation Agreement, resulting in a change in the Company's state of incorporation. The Company then will be subject to the Delaware General Corporation Law and the Certificate of Incorporation and By-Laws of Diversicon Holdings Corp. (Delaware). Upon the effective date of the Reincorporation, each outstanding share of common stock of Fun Tyme Concepts, Inc. and each share of common stock of Fun Tyme Concepts, Inc. held in the treasury of Fun Tyme Concepts, Inc. automatically will be converted into one share of common stock of Diversicon Holdings Corp. (Delaware). Outstanding options to purchase shares of common stock of Fun Tyme Concepts, Inc. will be converted into options to purchase the same number of shares of common stock of Diversicon Holdings Corp. (Delaware). Each employee stock plan and any other employee benefit plan to which Fun Tyme Concepts, Inc. is a party, whether or not such plan relates to the Common Stock of Fun Tyme Concepts, Inc., will be assumed by Diversicon Holdings Corp.(Delaware) and to the extent any such plan provides for the issuance or purchase of shares of common stock of Diversicon Holdings Corp. (Delaware).

         IT WILL NOT BE NECESSARY FOR STOCKHOLDERS OF THE COMPANY TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR CERTIFICATES OF DIVERSICON HOLDINGS CORP. (DELAWARE); OUTSTANDING STOCK CERTIFICATES OF FUN TYME CONCEPTS, INC. SHOULD NOT BE DESTROYED OR SENT TO THE COMPANY. The Common Stock of the Company will continue to be traded on the OTC Bulletin Board, and the exiting stock certificates will be considered as constituting "good delivery" in transactions subsequent to the Reincorporation.

Principal Reasons for Changing the Company's State of Incorporation

         The Company's Board of Directors believes that the Reincorporation will provide flexibility for both the management and business of the Company.

         Delaware is a favorable legal and regulatory environment in which to operate. For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern, and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many major corporations have initially chosen Delaware for their domicile or have subsequently reincorporated in Delaware. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations thereby providing greater predictability with respect to corporate legal affairs.

         While the Reincorporation proposal is not being recommended in response to any specific efforts of which the Company is aware, the Board believes that the provisions of the Delaware General Corporation Law ("Delaware Statutes") will enhance the Board's ability to access the financial markets and engage additional management personnel and members to its board. For a comparison of the Delaware Statute and New York Business Corporation Law ("New York Statutes@ or ABCL") see the discussion below.

The Delaware Statute

         Section 152 of the Delaware Statutes states that subscriptions to purchase, or the purchase of, the capital stock to be issued by a corporation shall be paid for in the form and manner as the Board of Directors shall determine; however, such stock may be issued and deemed to be fully paid and non-assessable if (1) the entire amount of such consideration has been received by the company either in cash, services rendered, or property (personal or real), or (2) not less than the par value or stated value shall be paid upon issuance, and the balance shall be paid pursuant to a binding obligation of the purchaser.

The New York Statute

         Section 504 of the New York Statutes requires that consideration for the issuance of shares shall be made by money, property (tangible or intangible) or the performance of labor and/or service performed. Further, certificates for shares may not be issued until the full consideration therefor has been paid (except in the case of shares purchased pursuant to stock options under a plan permitting installment payments).

         The application of the Delaware Statute could adversely affect the Company's shareholders by diluting their ownership interest in the Company. The Delaware Statute provisions would enable the Company the ability to benefit from alternative financing transactions including the issuance of stock for consideration of future obligations or performances which, in turn, could reduce the cost of such purchases. Further, in the event the obligation is not completed, the Company would be able to call the stock to be returned to the Company.

         The Board of Directors has carefully considered the potential adverse effects of being subject to the Delaware Statute described above and has unanimously concluded that the adverse effects are substantially outweighed by the increased ability for the Company to finance operations which, in turn, it believes will benefit its stockholders.

     Comparison of Certain Provisions of the Certificates of Incorporation and By-Laws of Diversicon Holdings Corp. (Delaware) and Fun Tyme Concepts, Inc. Limitation on Directors' Liability

         The Fun Tyme Concepts, Inc. Certificate of Incorporation provides that Directors shall not be personally liable to the Company for a breach of fiduciary duty except if a judgment or other final adjudication finds that (i) the Director's actions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) the Director gained a financial profit or other advantage to which such Director was not legally entitled, or (iii) the Director's acts violated Section 719 of the New York Business Corporation Law which relates to the improper payment of a dividend, invalid purchase of shares of distributions of assets, and unauthorized loans to Directors.

         The Diversicon Holdings Corp. (Delaware) Certificate of Incorporation contains a provision that eliminates a Director's liability for monetary damage for breaches of fiduciary duty of care, subject to certain exceptions described below.

         In 1985, the Delaware legislature enacted an amendment to the Delaware General Corporation Law allowing provisions such as the Liability Provision as a response to changes in the market for Directors' liability insurance. The proliferation of stockholder derivative and class action suits for breaches of Directors' fiduciary duties has in large part made it difficult to obtain liability insurance. Thus, the Delaware legislature amended the Delaware General Corporation Law in order to maintain qualified and able Directors to govern corporations.

         The Liability Provision does not relieve a director of monetary liability for breaches of the Duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, the unlawful repurchase or redemption of stock or payment of unlawful dividends, or any transaction from which a director derives an improper personal benefit. Thus, liability for monetary damages will still exist under the Liability Provision if liability is based upon one of these grounds. The Liability Provision will have no effect on the availability of equitable remedies, such as an injunction or rescission for the breach of a director's fiduciary duty, and will in no way limit or otherwise affect liability for violation of the federal securities laws.

     The Liability Provision does not eliminate the liability of Officers of the Company for monetary damages arising out of the Directors' breaches of their fiduciary duty of care. The duty of care refers to the fiduciary duty of Directors to be sufficiently diligent and careful in considering a transaction or taking or refusing to take some corporate action. Liability for a breach of the duty of care arises when Directors have failed to exercise sufficient care in reaching decisions and otherwise attending to their responsibilities as Directors. The Liability Provision does not eliminate the duty of care; it only eliminates monetary damage awards occasioned by a breach of that duty in certain circumstances. Thus a breach of the duty of care remains a valid basis for a suit seeking to stop a proposed transaction from occurring. After the transaction has occurred, however, the stockholders no longer have a claim for monetary damages based on a breach of the duty of care even if that breach involves gross negligence on the part of the Directors.

     The Liability Provision's coverage extends only so far as is legally permitted. If the courts or the Delaware legislature narrow or expand the coverage of the amendment to the Delaware General Corporation Law, the Liability Provision will likewise be narrowed or expanded without further stockholder action. Under present law, however, any subsequent change to the actual wording of the Liability Provision will require a stockholder vote, notwithstanding new legislation or interpretations.

     In the event that a stockholder desires to commence a derivative or class action suit against a Director for violation of his fiduciary duty of care, the Liability Provision of the Diveriscon Holdings Corp. (Delaware) Certificate of Incorporation provides that monetary damages will not be payable by the Director, subject to the exceptions set forth above, even if such violation is proved. This means that Directors will not be liable for monetary damages for grossly negligent business decisions, including decisions taken in connection with merger proposals, negotiations, and other substantive matters affecting the Company and its stockholders, unless one of the exceptions set forth in the statute applies.

Certain Differences between the Corporation Laws of New York and Delaware

     Summarized below are certain differences between the New York Business Corporation Law and the Delaware General Corporation Law which may affect the interests of stockholders. The summary does not purport to be a complete statement of the difference between the New York Business Corporation Law and the Delaware General Corporation Law and related laws affecting stockholders' rights, and the summary is qualified in its entirety by reference to the provisions of these laws.

Vote Required for Mergers

     New York law requires the affirmative vote of two-thirds of a corporation's outstanding shares to authorize a merger, consolidation, dissolution, or disposition of substantially all of its assets. Delaware law requires the affirmative vote of a majority of the outstanding shares to authorize any such action, unless otherwise expressly provided in the certificate of incorporation. There is no such provision in the Diversicon Holdings Corp. (Delaware) Certificate of Incorporation.

     Delaware law permits a merger without the approval of the stockholders of the surviving corporation if, among other things, no charter amendment is involved, each outstanding share of common stock is to be an identical share of the surviving corporation after the merger, and the merger results in no more than a 20% increase in outstanding shares of common stock of such corporation.

Dividends

     Under both New York and Delaware law, a corporation may generally pay dividends out of surplus. In addition, Delaware law permits a corporation, under certain circumstances, to pay dividends if there is no surplus out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Loans to Directors

     New York law prohibits loans to Directors unless authorized by stockholder vote. Delaware law permits a Board of Directors, without stockholder approval, to authorize loans to corporate Directors who also are officers.

Stock Repurchases

     New York law permits repurchases of shares out of surplus except when the corporation is insolvent or would be made insolvent thereby and permits a corporation to purchase its own shares out of stated capital, except when the corporation is insolvent or would be made insolvent thereby, if the purchase is made for the purpose of (i) eliminating fraction of shares; (ii) collecting or compromising indebtedness to the corporation; or (iii) paying stockholders entitled to receive payment for their shares under the appraisal provisions of the New York corporation laws. Under Delaware law, a corporation may purchase or redeem shares of any class except when its capital is impaired or such purchase would cause impairment of capital, except that a corporation may purchase or redeem out of capital any of its preferred shares (or common shares in the absence of any outstanding preferred shares) if such shares will be retired upon the acquisition and the capital of the corporation will be reduced thereby.

Stockholder Records

     Under New York Law, a person must have been a stockholder for at least six months, or be authorized in writing by the holders of 5% of any class of a corporation's outstanding shares, in order to examine the minutes and stockholder records of a corporation. Under Delaware law, any stockholder with a proper purpose may demand inspection.

Corporate Action without a Stockholders Meeting

     A stockholders meeting to authorize corporate action may be dispensed with by a New York corporation only upon the written consent of all stockholders. Delaware law permits corporate action without a meeting of stockholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken, unless the certificate of incorporation expressly provides otherwise. There is no such provision in the Diversicon Holdings Corp. (Delaware) Certificate of Incorporation.

Rights and Options

     New York requires stockholder approval of any plan pursuant to which rights or options are to be granted to Directors, officers, or employees. Delaware law does not require stockholder approval of such plans, although various other applicable legal requirements, such as rules of the Securities and Exchange Commission, may make stockholder approval of certain rights or option plans necessary or desirable.

Dissenters' Rights

         New York law provides that, upon compliance with the applicable requirements and procedures, a dissenting stockholder has the right to receive the fair value of his shares if he objects to (i) certain mergers; (ii) a consolidation; (iii) a disposition of assets requiring stockholder approval; or
(iv) certain amendments to the certificate of incorporation which adversely affect the rights of such stockholder. See "Right to Dissent and Appraisal" for information respecting the rights of stockholders of the Company who dissent from the merger to appraisal of their shares. Delaware law provides such appraisal rights only in the case of a stockholder objecting to certain mergers or consolidations, and such appraisal rights do not apply (i) to stockholders of the surviving corporation in a merger if stockholder approval of the merger is not required; or (ii) to any class of stock which is either listed on a national securities exchange or held of record by more than 2,000 holders, unless stockholders are required to accept for their shares in the merger or consolidation anything other than common stock of the surviving or resulting corporation or common stock of another corporation that is so listed or held (and cash in lieu of fractional shares).

Notices and Record Date

         Under Delaware law, the Board of Directors of Diversicon Holdings Corp. (Delaware) may fix a record date for stockholder meetings and may give notices for such meetings which shall not be more than sixty nor less than ten days before the date of a meeting. New York law allows for a period of between ten and fifty days for notices or determinations of a record date.

Right to Dissent and Appraisal

         Section 910 of the New York Business Corporation Law ("BCL") sets forth the rights of stockholders of the Company who object to the merger which will take place in connection with the Reincorporation. Any stockholder of the Company who does not vote in favor of the Reincorporation may, if the Reincorporation is effected, obtain payment in cash of the fair value of his shares by complying with the requirements of Section 623 of the BCL. The dissenting stockholder must file with the Company, before the stockholder vote on the Reincorporation, a written objection including a notice of election to dissent, the dissenting stockholder's name and residence address, the number of shares as to which the objection applies, and a demand for payment of the fair value of such shares if the Reincorporation is effected. Failure by a stockholder to provide such an objection constitutes a waiver of the right to dissent. Such objection is not required from any stockholder to whom the Company did not give proper notice of the meeting pursuant to which such vote was taken. Within ten days after the vote of stockholders authorizing the Reincorporation, the Company must give written notice of such authorization to each dissenting stockholder who filed written objection or from whom written objection was not required. Within twenty days after the giving of such notice, any stockholder from whom written objection was not required and who elects to dissent from the proposed Reincorporation must file with the company a written notice of such election, stating the dissenting stockholder's name and residence address, the number of shares to which the notice applies and a demand for payment of the fair value of shares. Stockholders may not dissent as to fewer than all of their shares.

         At the time of filing the notice of election to dissent or within one month thereafter, the stockholder must submit the certificates representing the shares to the Company or its transfer agent for notation thereon of the election to dissent, after which such certificates will be returned to the stockholder. Failure to submit the certificates for such notation may result in the loss of dissenter's rights. Within fifteen days after the expiration of the period within which stockholders may file their notices of election to dissent, or within fifteen days after consummation of the Reincorporation, whichever is later (but not later than ninety days after the stockholders' vote authorizing the Reincorporation), the Company must make a written offer (which, if the Reincorporation has not been consummated, may be conditioned upon such consummation) to each stockholder who has filed such notice of election to pay for the shares at a specified price which the Company considers to be their fair value. The dissenting stockholder has a period of thirty days within which to accept such written offer. A stockholder may withdraw the notice of election to dissent at any time prior to the acceptance in writing of the Company's offer, but in no case later than sixty days from the date of the consummation of the Reincorporation. Thereafter, such withdrawal shall require the consent of the Company. A judicial proceeding may be instituted by the Company to determine the rights of dissenting stockholders and to fix the fair market value of their shares. If the Company does not institute such a proceeding, the dissenting stockholders may institute same. The Company is not required to notify the dissenting stockholder of the Company's decision not to institute such a proceeding, and the Company currently does not intend to give such notice. A negative vote on the reincorporation does not constitute a "written objection" required to be filed by a dissenting stockholder. Failure to vote against the Reincorporation, or failure to specify any vote on the proxy card, however, will not constitute a waiver of rights under sections 910 and 623 of the BCL provided that written objection has been properly filed.

         The foregoing summary does not purport to be a complete statement of the provisions of Section 910 and 623 of the BCL and is qualified in its entirety by reference to those Sections.

Amendment

         The Reincorporation Agreement may be amended, modified, or supplemented prior to the effective date of the Reincorporation upon the approval of the Board of Directors of Fun Tyme Concepts, Inc. and Diversicon Holdings Corp. (Delaware). However, an amendment, modification, or supplement which changes the Reincorporation Agreement in a way which, in the judgment of the Board of Directors of Fun Tyme Concepts, Inc., would have a material adverse effect on the stockholders of Fun Tyme Concepts, Inc. may be made after the adoption of the Reincorporation Agreement by the stockholders of Fun Tyme Concepts, Inc., unless such amendment, modification, or supplement is approved by such stockholders.

Termination

         The Reincorporation Agreement provides that the Board of Directors of Fun Tyme Concepts, Inc. may terminate the Reincorporation Agreement and abandon the merger contemplated thereby at any time prior to its effective date, whether before or after approval by the stockholders of Fun Tyme Concepts, Inc. if (i) the Reincorporation shall not have received the requisite approval of the stockholders of Fun Tyme Concepts, Inc.; or (ii) the Board of Directors of Fun Tyme Concepts, Inc. determines for any reason in its sole judgment that the consummation of the transaction would be inadvisable or not in the best interests of Fun Tyme Concepts, Inc. and its stockholders.

Stockholder Vote Required to Approve the Proposal

         The affirmative vote of the holders of two-thirds of the shares of the Company's Common Stock issued and outstanding on the record date, voting together as a single class, is required for the approval of this proposal. The principal stockholder owning of record, beneficially, directly and indirectly, an aggregate of approximately 81.6% of such shares outstanding on the record date, has agreed to vote in favor of approval of this proposal.

         The Board of Directors deems this Proposal No. V to be in the best interests of the Company and its stockholders and recommends a vote "FOR" approval thereof.


                       VI. PROPOSAL TO INCREASE THE NUMBER
                           OF SHARES AUTHORIZED UNDER
                              THE SENIOR MANAGEMENT
                                 INCENTIVE PLAN

     The Board of Directors has unanimously approved, subject to shareholder approval, an amendment to the Management Plan to increase the number of shares issuable under such plan from 150,000 shares to 1,000,000 shares. See "I. Election of Directors - 1995 Senior Management Incentive Plan."

     The amendment to the Management Plan is necessary because of the recent increase in the number of officers of the Company and the expansion of the Company's operations. The number of shares authorized under the Plan has been deemed by the Board of Directors as insufficient to provide for awards to attract and retain key executive management personnel and to provide incentive to management personnel to maximize shareholder value. The Management Plan is designed to augment the Company's existing compensation programs. The Management Plan is intended to enable the Company to have its executives, key employees, and consultants participate in the growth and success of the Company through awards under the Management Plan, in addition, and as an alternative, to cash compensation. Management believes that equity incentives are necessary to attract, motivate, and retain key personnel.

     The Company plans to expand its operations during the current fiscal year. Management believes that the Company will be required to offer competitive compensation packages to obtain and retain the qualified management, which the Company and its subsidiaries need in order to successfully and profitably expand operations.

     The affirmative vote of the holders of a majority of the shares of the Common Stock issued and outstanding on the record date, voting together as a single class, is required for the approval of this proposal. The principal stockholder owning of record, beneficially, directly and indirectly, an aggregate of approximately 81.6% of such shares outstanding on the record date, has agreed to vote in favor of approval of this proposal.

     The Board of Directors deems this Proposal No. VI to be in the best interests of the Company and its stockholders and recommends a vote "FOR" approval thereof.

                              FINANCIAL INFORMATION

          A COPY OF THE COMPANY'S ANNUAL REPORTS ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO RICHARD RUSSO, SECRETARY, FUN TYME CONCEPTS, INC., 290 WILD AVENUE, STATEN ISLAND, NEW YOK 10314. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT AS OF JULY 7, 1998 THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF COMMON SHARES OF THE COMPANY ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS.


                               VII. OTHER BUSINESS

     As of the date of this proxy statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.


                                             By Order of the Board of Directors,


                                                                   Richard Rosso
                                                                       Secretary

                                                                   July 28, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

APPENDIX "A"


                          CERTIFICATE OF INCORPORATION



                                       OF



                            DIVERSICON HOLDINGS, INC.



     FIRST: The name of the corporation is:

                           DIVERSICON HOLDINGS, INC.

     SECOND: The name and address of the initial registered office of the corporation is Incorporating Services, Ltd. located at 15 East North Street, Dover, Delaware 19901, County of Kent, upon whom process against the corporation may be served.

     THIRD: The purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

     FOURTH: Capital Stock

     (A) Authorized Capital Stock. The total number of shares of all classes of stock which this Corporation shall have authority to issue is FIFTY MILLION FIVE HUNDRED THOUSAND (50,500,000) shares, consisting of FIFTY MILLION (50,000,000) shares of Common Stock, par value $.001 per share (hereinafter, the "Common Stock"), and FIVE HUNDRED THOUSAND (500,000) shares of preferred stock, par value $.01 per share (hereinafter, the "Preferred Stock"), of which ONE HUNDRED FIFTY THOUSAND (150,000) shares have been designated, "Convertible Preferred Stock", the relative rights, preferences and limitations of which are as set forth in sub-paragraph (C) of this Article FOURTH.

     (B) Preferred Stock - Undesignated.

     (i) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. The relative rights, preferences and limitations of shares of undesignated Preferred Stock as provided for in this Article FOURTH.

     (ii) Undesignated Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular event except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the provisions of this Article FOURTH, the Board of Directors of the Company is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

     (1) the distinctive designation of and the number of shares of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

     (2) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this corporation, or on any series of Preferred Stock or of any other class or classes of stock of this corporation, and whether such dividends shall be cumulative or non-cumulative;

     (3) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of this corporation, or of any series of Preferred Stock of this corporation, and the terms and conditions of such conversion or exchange;

     (4) whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

     (5) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of this corporation;

     (6) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

     (7) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (i) the right to more or less than one vote per share on any or all matters voted upon by the stockholders and (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this corporation, or to elect a majority of the members of the Board, under such circumstances and upon such conditions as the Board may determine.

     (C) Convertible Preferred Stock.

     (i) Designation. The designation of this class of preferred stock shall be the "Convertible Preferred Stock", par value $.01 per share.

     (ii) Voting Rights.

     (1) The holder of the Convertible Preferred Stock shall not have the any voting rights.

     (iii)   Liquidation.   In  the  event  of  any   liquidation,   involuntary
dissolution, or winding up of the Company, there shall be no preference paid to the holder of the share of Convertible Preferred Stock.

     (iv) Dividends. The share of Convertible Preferred Stock shall not be entitled to receive or earn any dividends thereon.

     (v) Conversion.

     (1) Subject to and upon compliance with the provisions of this Section (v), the holder of a share of Convertible Preferred Stock shall automatically convert into five (5) shares of Common Stock subject to adjustment under certain circumstances, on the earlier of a date, thirteen (13) months from the closing date, if any, of an initial public offering of the Company's securities or thirty-six (36) months from issuance.

     (2) In order to receive the conversion as provided for in Section (v)(1) above, the holders of each share of Convertible Preferred Stock to be converted shall surrender the certificate representing such share at the office of the transfer agent for the Convertible Preferred Stock, appointed for such purpose by the Corporation. Unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such share of Convertible Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

     (3) As promptly as practicable after the surrender of the certificates for shares of Convertible Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section (v).

     (4) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date as specified in Section (v)(1) above.

     (5) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purposes of effecting conversions of the Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock not theretofore converted. For purposes of this Section (v), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding share were held by a single holder.

     (vi) Redemption. The shares of Convertible Preferred Stock are not redeemable by the Company.

     (D) Common Stock.

     (i) After the requirements with respect to voting rights on Preferred Stock (fixed in accordance with provisions of this Article FOURTH), if any, shall have been met and after this corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of paragraph (C) of this Article FOURTH) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (C) of this Article FOURTH, then but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

     (ii) In the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of this corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each.

     (iii) Except as otherwise be required by law, this Certificate of Incorporation or the provisions of the resolution or resolutions as may be adopted by the Board of Directors pursuant to this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders.

     Other Provisions.

     (i) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Article FOURTH, and the consent, by class or series vote or otherwise, of the holders of the Preferred Stock of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them, provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other shares of Preferred Stock.

     (ii) Subject to the provisions of subparagraph (i) of this paragraph, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     (iii) Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     (iv) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Company shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Company of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Company of any class or series, or carrying any right to purchase stock of any class or series.

     FIFTH: The name and mailing address of the sole incorporator is Daniel Catalfumo, 290 Wild Avenue, Staten Island, New York 10314.

     SIXTH: The personal liability of Directors to the is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     SEVENTH: The corporations shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators such a person.

     EIGHTH: (A) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such power of the Corporation and do all such lawful acts as are not by law or by the Certificate of Incorporation of the Corporation directed or required to be exercised or done by the shareholders.

     (B) The number of Directors of the Corporation shall be from time to time provided by or pursuant to the By-Laws of the Corporation, but shall be not less than one. A director shall hold office until the annual meeting for the year in which his term expires, and until his successor shall be elected and shall qualify. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

     (C) Newly created directorships resulting from any increase in the authorized number of Directors constituting the entire Board of Directors or vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Directors elected to fill vacancies shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred and until such director's successor shall be elected and shall qualify. The directors of any class of directors of the Corporation may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 70% of the combined voting power of all outstanding voting stock. For the purpose of this Article EIGHTH, "cause" shall mean the willful failure of a director to perform in any substantial respect such Director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), willful malfeasance by a Director in the performance of his duties to the Corporation which is materially and demonstrably injurious to the Corporation, the commission by a Director of any act of fraud in the performance of his duties, the conviction of a Director for a felony punishable by confinement for a period in excess of one year, or the ineligibility of a Director for continuation in office under any applicable rules, regulation or orders of any federal or state regulatory authority.

     (D) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock of preference shares issued by the Corporation shall have the right to vote separately by class or series to elect Directors at an annual or special meeting of shareholders, the election, term or office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Article EIGHTH unless expressly provided by such terms.

     (E) Where the term "Board of Directors" is used in this Certificate of Incorporation, such term shall mean the Board of Directors of the Corporation; provided, however, that to the extent any committee of Directors of the Corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee may exercise any right or authority of the Board of Directors under this Certificate of Incorporation.

     (F) Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of this Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation, the By-Laws of the Corporation or otherwise), the affirmative vote of the holders of at least 70% of the combined voting power of all outstanding voting stock shall be required to adopt any provision inconsistent with, or to amend or repeal, this Article EIGHTH.

     NINTH: The corporation indemnifies each director, officer, employee or agent of the corporation or any other person who serves or has served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the General Corporation Law of Delaware.

     I, being the sole incorporator hereinbefore named, hereby sign this certificate for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware the __th day of August, 1998.



Daniel Catalfumo
President, Chief Executive Officer, and Director

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